THIS AGREEMENT is made as of the 3rd day of July, 2013

A M O N G:

SIMPLEPONS, INC., a corporation organized and existing under the laws of the State of Delaware

(hereinafter referred to as “USCo”)

OF THE FIRST PART

-and-

ECO-SHIFT CALL CORP., a corporation incorporated under the laws of the Province of Ontario

(hereinafter referred to as “CallCo”)

OF THE SECOND PART

-and-

ECO-SHIFT ACQUISITION CORP., a corporation incorporated under the laws of the Province of Ontario

(hereinafter referred to as “AcquisitionCo”)

OF THE THIRD PART

-and-

PATRIQUIN LAW PROFESSIONAL CORPORATION, a corporation incorporated under the laws of the Province of Ontario

(hereinafter referred to as the “Resigned Trustee”)

OF THE FOURTH PART

-and-

WILLARD MICHAEL CALLAN, an individual resident in the City of Cambridge in the Province of Ontario;

(hereinafter referred to as the “Successor Trustee”)

OF THE FIFTH PART

WHEREAS a voting and exchange trust agreement was entered into as of the 5th day of February, 2013 among USCo, CallCo, AcquisitionCo and the Resigned Trustee, attached hereto as Schedule “A”, (the “Trust Agreement”), establishing a trust relationship thereunder (the “Trust”);

AND WHEREAS on or before April 22, 2013, the Resigned Trustee provided written notice of its resignation as trustee of the Trust to USCo, CallCo and AcquisitionCo as per Section 9.1 of the Trust Agreement;

AND WHEREAS USCo, CallCo and AcquisitionCo have agreed to appoint the Successor Trustee as successor trustee of the Trust, and the Successor Trustee has agreed to accept such appointment as successor trustee of the Trust and to be bound by the terms of the Trust Agreement as if he signed the Trust Agreement himself as original trustee of the Trust;

AND WHEREAS USCo, CallCo, AcquisitionCo and the Resigned Trustee, in its capacity as trustee of the Trust, have agreed to waive the requirement in Section 9.1 of the Trust Agreement that the successor trustee of the Trust be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada;

NOW THEREFORE in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

1.	USCo, CallCo and AcquisitionCo acknowledge, accept and confirm the resignation of the Resigned Trustee as trustee of the Trust as per Section 9.1 of the Trust Agreement.
2.	USCo, CallCo and AcquisitionCo appoint the Successor Trustee as trustee of the Trust to succeed the Resigned Trustee.

3.	The Successor Trustee accepts such appointment as successor trustee of the Trust and agrees to be bound by the terms of the Trust Agreement as if he signed the Trust Agreement himself as original trustee of the Trust.

4.	USCo, CallCo, AcquisitionCo and the Resigned Trustee, in its capacity as trustee of the Trust, agree to waive the requirement in Section 9.1 of the Trust Agreement that the successor trustee of the Trust be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada.

5.	USCo, CallCo, AcquisitionCo and the Successor Trustee, in his capacity as successor trustee of the Trust, (i) release the Resigned Trustee and any of its directors, officers, employees and agents from any and all liability with respect to the Resigned Trustee’s acceptance or administration of the Trust and its compliance with its duties set forth in the Trust Agreement, and (ii) agree to indemnify the Resigned Trustee and any of its directors, officers, employees and agents from and against any damage it may incur or suffer having served as trustee of the Trust.

6.	The provisions of this Agreement shall be effective as of the date first written above.
7.	This Agreement constitutes a legal, valid and binding agreement of the parties hereto, and is enforceable in accordance with its terms.
8.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.
9.	The provisions of the Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

[Signature page to follow.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

Per:	SIMPLEPONS, INC. /s/ James Hughes
Name: James Hughes Title: Chief Financial Officer and Director

Per:	ECO-SHIFT CALL CORP. /s/ Gib Wood
Name: Gib Wood Title: CEO/President

Per:	ECO-SHIFT ACQUISITION CORP. /s/ Gib Wood
Name: Gib Wood Title: CEO/President

Per:	PATRIQUIN LAW PROFESSIONAL CORPORATION /s/ Scot Patriquin
Name: Scot Patriquin Title: President

SIGNED, SEALED AND DELIVERED ) In the presence of /s/ Gib Wood Witness	_/s/ W. Michael Callan Willard Michael Callan

SCHEDULE “A”

Voting and Exchange Trust Agreement

[Attached]